Exhibit 10.11

Beglaubigte Abschrift
	URKUNDE		DRAFT
	URNr. 2575 /2007		File No.: 2575 /2007`

	Niederschrift		Minutes
	über einen		of a
	Geschäftanteilskaufvertrag		Share Purchase Agreement

[Convenience Translation]

	Heute, den 27.12.2007		Today, this 27.12..2007

	- 27. Dezember 2007-		- December 27, 2007 -

	erschienen vor mir,		appeared before me,

	Rudolf Huber,		Rudolf Huber,
	Notar in Wolfratshausen		notary in Wolfratshausen

	in meinen Amtsräumen in 82515 Wolfratshausen, Sauerlacher Strasse 5		in the premises in 82515 Wolfratshausen, Sauerlacher Strasse 5

1.	Michael Kober	1.	Michael Kober,

	geboren: 17.06.1968,		born 17.06.1968,
	wohnhaft:		resident:
	83052 Bruckmühl, Am Wald 18		83052 Bruckmühl, Am Wald 18

	dem Notar persönlich bekannt,		personally known to the notary

	handelnd nicht für sich selbst, sondern für		acting not in his own name, but on behalf of

	TagStar Systems GmbH		TagStar Systems GmbH

	mit dem Sitz in Sauerlach, eingetragen im Handelsregister des AG München unter HRB 149483		with its seat in Sauerlach, registered with the commercial register of the local court of Munich under HRB 149483

	(nachfolgend auch "Käufer“)		(hereinafter also "Buyer”)

	als einzelvertretungsberechtigter Ge-schäftsführer.		as managing director having the power to represent solely.

2.	Herr Peter Hahn,	2.	Mr. Peter Hahn,

	geboren: 10.05.1954		born 10.05.1954
	wohnhaft:		resident:
	Am Sonnbichl 1a, 83623 Dietramszell		Am Sonnbichl 1a, 83623 Dietramszell

	ausgewiesen durch seinen amtlichen Lichtbildausweis,		identified by presentation of his official identity card

	handelnd nicht für sich selbst, sondern für		acting not in his own name, but on behalf of

	Vyta Corp. (ehemals Nanopierce Technologies Inc.)		Vyta Corp. (in former times Nanopierce Technologies Inc.)

	mit Geschäftsanschrift in:		with business address at:
	370 17th Street, Suite 3640 Denver, Co-lorado 80202, USA		370 17th Street, Suite 3640 Denver, Colorado 80202, USA

	(nachfolgend auch "Verkäufer“)		(hereinafter also "Seller”)

	aufgrund im Termin vorliegender Vollmacht, die dieser Urkunde im Original beigefügt wird.		according to the original Power of Attorney attached to this deed.

	Auf Ersuchen der Erschienenen beurkunde ich ihren Erklärungen entsprechend, was folgt:		Upon request of the persons present, I hereby notarize the following statements that were made in my presence:

	Präambel		Preamble

1.	Das Stammkapital der ExypnoTech GmbH mit dem Sitz in Sauerlach, eingetragen im Handelsregister des AG München unter HRB 153325 (nachfolgend „Gesellschaft“), beträgt insgesamt EUR 102.000. Das Stammkapital ist nach Angabe voll einbezahlt.	1.
The nominal share capital of ExypnoTech GmbH with its seat in Sauerlach, registered with the commercial register of the local court of Munich under HRB 153325 (hereinafter „Company“) amounts to EUR 102,000. According to the statements made, the nominal share capital has been fully paid in.

2.	Das Stammkapital ist eingeteilt in einen Geschäftanteil zu EUR 50.000, der vom Verkäufer gehalten wird, und einen Geschäftanteil zu EUR 52.000, der vom Käufer gehalten wird.	2.	The nominal share capital is divided into one share in the nominal amount of EUR 50,000, held by the Seller and one share in the nominal amount of EUR 52,000, held by the Buyer.

	§ 1			§ 1
	Verkauf und Abtretung			Sale and Assignment

1.	Der Verkäufer verkauft hiermit seinen Geschäftanteil an der Gesellschaft im Nominalwert von EUR 50.000, in jedem Fall sämtliche vom Verkäufer gehaltenen Geschäftsanteile an der Gesellschaft (nachfolgend auch “Geschäftsanteil”), mit allen Rechten und Pflichten unter Beachtung der nachfolgenden Bestimmungen an den Käufer.“		1.
The Seller hereby sells its share in the Company in the nominal amount of EUR 50,000, in any case the totality of shares in the Company held by the Seller (hereinafter also referred to as “Share”) with all rights and obligations subject to the following provisions to the Buyer.

2.	Der Verkäufer tritt hiermit den Ge-schäftsanteil an den Käufer ab.		2.	The Seller herewith assigns the Share to the Buyer.

3.	Der Käufer nimmt den Verkauf und die Abtretung an.		3.	The Buyer accepts the sale and the assignment.

4.	Das Gewinnbezugsrecht aus dem Geschäftsanteil für das gesamte Geschäftsjahr 2007/2008 und frühere Geschäftsjahre, soweit nicht bereits ausgeschüttet, steht dem Käufer zu.		4.	The Share includes profits for the financial year 2007/2008 as well retained profits for previous financial years.

	§ 2			§ 2
	Kaufpreis			Purchase Price

1.	Der vom Käufer für die Geschäftsanteile zu entrichtende Kaufpreis beträgt US $ 250.000 (in Worten: US Dollar zweihundertfünfzigtausend).		1.	The purchase price owed by the Buyer as consideration for the Share amounts to US $ 250,000 (in words: US Dollars twohundredfiftythousand).

2.	Der Kaufpreis gemäß Abs. 1 ist inner-halb von 5 Bankhandelstagen in Frankfurt/Main auf folgendes Bankkonto des Verkäufers bei der Colorado Business Bank, 821 17th Street Denver, CO 80202 zu überweisen:		2.
The purchase price pursuant to para. 1 shall be paid within five bank trading days in Frankfurt/Main by way of wire transfer into the Seller’s account with Colorado Business Bank, 821 17th Street Denver, CO 80202 as follows:

	Inhaber:	Vyta Corp		Holder.:	Vyta Corp
	Konto Nr.:	30-47113		Account Number:	30-47113

ABA (Routing) Nr.	102003206.	ABA (Routing) Number	102003206.

	§ 3			§ 3
	Garantien			Guaranties

1.	Der Verkäufer garantiert gegenüber dem Käufer im Wege eines selbständigen Garantieversprechens, dass		1.	The Seller guarantees vis-à-vis the Buyer by means of an independent guarantee undertaking that

	a)	die ExypnoTech GmbH ordnungsgemäß gegründet wurde, der Geschäftsanteil voll eingezahlt wurde und eine Nachschusspflicht nicht besteht;		a)	ExypnoTech GmbH has been duly established, the Share has been fully paid in and no duty for additional contributions exists;

b)	der Geschäftsanteil im unbelasteten Eigentum des Verkäufers steht und keinerlei Verfügungsbeschränkungen unterliegt; insbesondere	b)	the Seller has full title to the Share and is not restricted in the disposal of the Share; especially, but not limited to,

(i)	der Geschäftsanteil nicht gepfändet, verpfändet oder sicherungshalber oder aus ei-nem sonstigen Grunde abgetreten wurde,	(i)	the Share is not subject to any mortgage, pledge, charge or security interest and has not been assigned for any other purpose,

(ii)	keine Options- oder andere Rechte Dritter auf Erwerb oder Belastung des Ge-schäftsanteils bestehen,	(ii)	the Share is not subject to any option rights or other third party acquisition rights or charges,

(iii)	der Geschäftsanteil nicht Ge-genstand von Nießbrauchs-rechten Dritter, Unterbeteili-gungen, stillen Gesellschaf-ten oder ähnlichen gesell-schaftsrechtlichen Verhältnis-sen ist.	(iii)	the Share is not object of third party rights, subparticipations, silent partnerships or similar corporate relations.

2.	Außer den in diesem Vertrag ausdrück-lich übernommenen Garantien ist jegliche Gewährleistung der Parteien ausgeschlossen.	2.	With the exception of guaranties explicitly included in this agreement, any further warranty by either party shall be excluded.

	§ 4		§ 4
	Verschwiegenheit		Confidentiality
1.	Die Vertragsparteien werden über die Existenz und den Inhalt dieses Vertrages sowie alle hiermit im Zusammenhang stehenden Umstände gegenüber Dritten Verschwiegenheit bewahren, soweit nicht eine Offenlegung gegenüber Dritten nach dem Gesetz oder den Bestimmungen einer Wertpapierbörse erforderlich oder im Rahmen einer angemessenen Information der Mitarbeiter der Gesellschaften und ihrer gewählten Vertreter geboten ist oder die Informationen zur Weitergabe bestimmt oder allgemein bekannt (geworden) sind. Presseerklärungen sind gemeinsam abzustimmen.	1.
The parties of this agreement will keep the existence and the content of this agreement as well as all circumstances related hereto vis-à-vis third parties confidential unless a disclosure to third parties is required by law or the provisions of a stock exchange or in the framework of adequate information of the employees of the companies and their elected representatives or the information is destined for disclosure or is (or has become) generally known. Press releases shall be agreed amongst the parties.

2.	Diese Verschwiegenheitspflicht gilt nicht im Verhältnis zu kraft Gesetzes zur Verschwiegenheit verpflichteten Personen, wenn und soweit sich eine Vertragspartei ihnen zur Wahrnehmung ihrer eigenen berechtigten Interessen offenbaren muss.	2.
This confidentiality obligation shall not apply vis-à-vis persons who, according to applicable law, are obliged to keep information confidential insofar and to the extent that a party to this agreement is forced to disclose in order to defend its legitimate interest.

3.	Diese Verpflichtung hat auch über die Beendigung dieses Vertrages hinaus Gültigkeit.	3.	This obligation shall remain in force upon execution of this agreement.

	§ 5		§ 5
	Sonstiges		Miscellaneous

1.	Die Gesellschaft hat keinen Grundbesitz.	1.	The Company does not own real estate.

2.	Dieser Vertrag unterliegt ausschließlich Deutschem Recht. Gerichtsstand für sämtliche Streitigkeiten aus diesem Vertrag oder über das Bestehen dieses Vertrages, soweit gesetzlich zulässig, ist München.	2.
This agreement is governed by German Law exclusively. Place of jurisdiction for all disputes resulting from this agreement or regarding the existence of this agreement shall, to the extent permissible, be Munich.

3.	Sollten einzelne Bestimmungen dieses Vertrages unwirksam oder nicht durchführbar sein, so bleiben die übrigen Teile insgesamt wirksam. An die Stelle der unwirksamen oder undurchführbaren Bestimmungen treten solche, die den mit den unwirksamen oder undurchführbaren Bestimmungen verfolgten wirtschaftlichen Zwecken in zulässiger Weise am nächsten kommen. Dies gilt entsprechend für Lücken im Vertrag.	3.
In case single provisions of this agreement are invalid or not enforceable, the further parts as a whole shall remain effective. The invalid or unenforceable provision shall be replaced by such provisions which permissibly come nearest to the economic effect intended by the invalid or not executable provisions. This shall apply accordingly for gaps.

	§ 6		§ 6
	Kosten, Abschriften		Costs, Copies

1.	Die Kosten dieser Urkunde und ihres Vollzugs trägt der Käufer.	1.	Costs of this deed and its execution shall be borne by the Buyer.

2.	Von dieser Urkunde erhalten beglaubigte Abschriften:	2.	Certified copies shall be sent to:

-	die Vertragsteile	-	the parties to this agreement,

-	die Gesellschaft, zugleich als Anzeige gemäß § 16 GmbHG	-	the Company, also as notification according to § 16 GmbHG

-	das Finanzamt München für Körperschaften gem. § 54 EStDV.	-	the Munich tax authorities (§ 54 of the Income Tax Regulations (EStDV)

-	Herr RA Marcus Marenbach, c/o KPMG Rechtsanwaltsgesellschaft Steuerberatungsgesellschaft mbH, Ganghoferstraße 29, 80339 Mün-chen	-	RA Marcus Marenbach, c/o KPMG Rechtsanwaltsgesell-schaft Steuerberatungsgesell-schaft mbH, Ganghoferstraße 29, 80339 Munich

Hinweise	Notes
Der Notar hat die Parteien auf §§ 16, 24 GmbHG hingewiesen.	The notary public notified the parties of §§ 16, 24 GmbHG.

Diese Urkunde wurde in deutscher und englischer Sprache verfasst. Maßgeblich ist ausschließlich die deutsche Fassung.	This deed has been prepared in German and English language. The German version shall prevail.

Vorgelesen vom Notar, von den Erschienenen genehmigt und vom Notar und den Er-schienenen eigenhändig unterschrieben wie folgt:	Read out by the notary public, approved by the persons present and personally signed by the notary public and the persons present as follows:
/s/ Michael Kober	/s/ Michael Kober
/s/ Peter Hahn	/s/ Peter Hahn

 [Signature Illegible]
[NOTARY STAMP]

MANUAL ORIGIONAL SIGNATURE
V o l l m a c h t
Die Firma
Vyta Corp., 370, 17'h Street, Suite 3640, Denver, Colorado, USA,

bis zum 01.02.2006 als NanoPierce Technologies, Inc." firmierend, vertreten durch Herrn Paul Metzinger (CEO & Präsident),

- nachstehend als Vollmachtgeber bezeichnet -
ist Gesellschafterin der ExypnoTech GmbH mit Sitz in 82054 Sauerlach HRB 15 33 25

Der Vollmachtgeber erteilt hiermit,

Herrn Peter Hahn
geboren am 10. Mai 1954,
wohnhaft Am Sonnbichl 1a, D-83623 Dietramszell, Deutschland

-	nachstehend als Bevollmächtigter bezeichnet –

Vollmacht,

ihn bei der Veräußerung und Abtretung sämtlicher Geschäftsanteile an der Firma
ExypnoTech GmbH mit dem Sitz in 82054 Sauerlach, an die Firma TagStar Systems GmbH,
mit dem Sitz in 82054 Sauerlach, zum Gesamtpreis von

250.000 US$     (in Worten: Zweihundertfünfzigtausend US$)

umfassend zu vertreten.

Der Bevollmächtigte ist insbesondere befugt, die Vertragsbedingungen festzulegen und alle
Erklärungen abzugeben und entgegen zu nehmen, die zum Verkauf erforderlich sind oder zweckdienlich sind.

Der Bevollmächtigte darf die Vollmacht nicht auf Dritte übertragen, es sei denn an den, den Veräußerungsvertrag beurkundenden Notar, im Rahmen dessen Betreuungstätigkeit.
Von den Beschränkungen des § 181 BGB ist der Bevollmächtigte, Peter Hahn, befreit. Die
Vollmacht ist jederzeit widerruflich.

Denver, 19. Dezember 2007

/s/ Paul H. Metzinger
Paul Metzinger, CEO & Präsident
Vyta Corp.

Vertretungsbescheinigung

Aufgrund Einsicht in das Handelsregister des Amtsgerichts München vom 18.12.2007 bescheinige ich, Notar, dass dort unter
HRB 153325
die Firma Exypno Tech GmbH
mit dem Sitz in Sauerlach
und als deren einzelvertretungsberechtigter Geschäftsführer Herr Michael Kober eingetragen sind und dieser zur Vertretung jener einzeln berechtigt ist.

Wolfratshausen, den 27.12.2007

[Signature Illegible]

Notar

[SEAL]

Vorstohende Abschrift (Kopie)
stimmt mit der Urschrift überein

Waffratshausen, den 2 7.Dez.    2007 [Signature Illegible]
Notar

[Notary Stamp]